Exhibit 10.5

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

SUPPLY AGREEMENT

This SUPPLY AGREEMENT (this “Agreement”) is effective as of January 11, 2011, between Weatherford Artificial Lift Systems, Inc., a Delaware corporation, and its affiliates (“Weatherford”), and Hi-Crush Operating LLC, a Delaware limited liability company (“Supplier”). Hi-Crush Chambers LLC, a Delaware limited liability company (“Grantor”), is entering into this Agreement solely for purposes Section 8.1 and Section 8.7 hereof.

RECITALS:

1. Weatherford and its Affiliates carry on the business of the design, manufacture and supply of goods and services in the Oilfield Business as defined below;

2. Supplier is able to supply certain goods for Weatherford;

3. Weatherford requires high quality sand for use as a proppant in providing certain of its hydraulic fracturing and oilfield services;

4. Supplier desires to sell such sand and is able to provide the proppant to Weatherford;

5. Weatherford desires to purchase *** sand from Supplier under the terms and conditions set forth in this Agreement; and

6. Supplier is willing to undertake the supply of the products for Weatherford and its Affiliates under the terms of this Agreement.

AGREEMENT

In consideration of the premises and the respective covenants and agreements contained herein, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

1. Definitions

1.1	In addition to terms defined elsewhere in this Agreement, the following terms shall have the following meanings unless the context otherwise requires:

(a)	Affiliate or affiliate in relation to either Party means any corporation, limited liability company, partnership, proprietorship, joint venture or other entity directly or indirectly controlled by, controlling, or under common control with that Party. With respect to Supplier, Affiliate shall mean and include Hi-Crush Proppants LLC and its subsidiary entities. Supplier represents that Hi-Crush Proppants LLC is its sole and direct member, and that all Supplier-related entities at and below Hi-Crush Proppants LLC capture all Supplier-related entities. With respect to Weatherford entities, it shall include any U.S. and international entities.

pg. 1

(b)	Business Day means any day other than a Saturday, Sunday, or other day on which commercial banks in Houston, Texas are authorized or required by law to close.

(c)	Contract Year means the initial period starting on the Effective Date until July 1, 2012 and each of the two (2) successive periods of twelve (12) calendar months occurring immediately thereafter.

(d)	Damages means any and all liabilities, losses, damages, demands, assessments, claims, costs and expenses, whether known or unknown, now existing or hereafter arising, contingent or liquidated (including interest, awards, judgments, penalties, settlements, fines, out-of-pocket costs and expenses incurred in connection with investigating and defending any claims or causes of action (including, without limitation, reasonable attorneys’ fees and expenses and all reasonable fees and expenses of consultants and other professionals)). The term “Damages” shall not include consequential, incidental, special, exemplary or punitive damages.

(e)	Effective Date means the later of (i) the date written at the beginning of this Agreement and (ii) the date on which this Agreement and the Mortgage have been fully executed and delivered by all Parties hereto, the title commitment from First American Title Company has been issued to Grantor and all conditions set forth therein satisfied by Supplier, and the UCC-1 Financing Statements and Mortgage filed.

(f)	Force Majeure means in relation to either Party, any circumstances beyond the reasonable control of that Party, including war (whether declared or undeclared), acts of God, including fire, flood, storms and earthquakes, embargoes, or riot, civil disturbance, insurrection, sabotage, and events or occurrences adversely impacting Supplier’s Facility, but excluding (i) economic downturns, (ii) recessions, (iii) depressions, and (iv) strikes, lock-outs or other similar acts of the Party’s employees.

(g)	Intellectual Property means any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States, international and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, discoveries, formulae, formulations, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all industrial designs and any registrations and applications therefor throughout the world; (v) all trade names, URLs, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world; (vi) all customer and supplier databases and customer and supplier data collections and all rights therein throughout the world, including but not limited to customer and supplier data; (vii) all moral and economic rights of authors and inventors, however denominated, throughout the world; (viii) technical and product specification, equipment descriptions, plans, layouts, drawings, computer programs, assembly, quality control, installation and operating procedures, operating manuals, technical and marketing information, designs, data; and (ix) any similar or equivalent rights to any of the foregoing anywhere in the world.

pg. 2

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

(h)	Mortgage means the mortgage to be executed on the date hereof by Grantor and to be filed by Weatherford in accordance with Section 3.3(e), in the form attached hereto as Annex 1.

(i)	Oilfield Business as used herein means the fields of exploration, recovery and production of minerals, gases, solid materials, fluids, water, oil, gas, and geothermal and such exploration, recovery and production includes, without limitation, exploration, drilling, production, reinjection, characterization, seismic modeling and data, extraction, treatment, storage, and transportation of each of such minerals, gases, solid materials, fluids, water, oil, gas and geothermal and any and all associated equipment, products and services, well site treatment, pipelines, offshore platforms, and fluid waste disposal. For purposes of clarification, the refining of oil and gas, and the storage and transportation of refined oil and gas, shall be excluded from the foregoing definition.

(j)	Person or person means any entity, including any partnership, corporation, limited liability company or governmental entity, and any natural person.

(k)	Product(s) means generally, whether singular or plural, Northern White grade *** frac sand.

(l)	Quality Standard means a manufacturing standard that conforms to ISO 13503-2, Proppant Specifications, and will be accompanied by appropriate supporting documentation, as outlined in Exhibit A.

(m)	Specifications means the specifications for the Products as set forth in this Agreement or a Work Order.

(n)	Supplier or Weatherford means, for the purposes of the indemnification, release and limitation provisions of this Agreement as follows: “Supplier” shall include Supplier and Supplier’s Affiliates, and their respective officers, directors, employees, or any or all of such parties. “Weatherford” shall include Weatherford, its parent or Affiliates, and their respective officers, directors, employees, or any or all of such parties.

(o)	Supplier Intellectual Property means all Intellectual Property developed and/or owned by Supplier prior to, on or after the date of this Agreement. For clarification, to the extent any Supplier Intellectual Property is incorporated into the Product, such Intellectual Property and any development, enhancement or derivative thereof, shall remain the property of Supplier.

(p)	Term means the period commencing on the Effective Date of this Agreement and ending when this Agreement is terminated or expires in accordance with the provisions of Article 7.

pg. 3

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

(q)	UCC-1 Financing Statements means the UCC-1 financing statements to be filed by Weatherford in accordance with Section 3.3(e), in the form attached hereto as Annex 2.

(r)	Weatherford Intellectual Property means all Intellectual Property developed and/or owned by Weatherford prior to, on or after the date of this Agreement. For clarification, to the extent any Weatherford Intellectual Property is incorporated into the Product by or on behalf of Weatherford after the delivery of the Product to Weatherford, such Intellectual Property and any development, enhancement or derivative thereof, shall remain the property of Weatherford.

(s)	Work Order means the documents by which Weatherford orders Product from Supplier. For clarification, the Parties are free to issue/accept Work Orders in various formats, including purchase orders, emails and other communications between the Parties, which shall be hereafter referred to as Work Order regardless of format. Each Work Order shall be subject to the Parties’ agreement as specified in the Work Order and all terms and provisions of this Agreement. For the avoidance of doubt, any variation in a Work Order of the agreed upon Specifications set forth in this Agreement shall not be effective unless agreed to in writing by Supplier. No terms of a Work Order, Internet site, order confirmation or other writing shall have the effect of modifying this Agreement.

(t)	Year means a twelve-month period.

1.1	General Terms. As used in this Agreement, unless expressly stated otherwise, references to (a) “including” mean “including, without limitation”; (b) “or” mean “either or both”; (c) a “party” or “Party” means Weatherford or Supplier, as the context may require, and “parties” or “Parties” means Weatherford and Supplier and (d) “day” or “days” means calendar days unless specified as a “Business Day.” Unless otherwise specified, all references in this Agreement to Articles or Sections are deemed references to the corresponding Articles or Sections in this Agreement. Any notice to be given hereunder shall be in accordance with the provisions of Article 10.

2. Production and Supply of the Products

2.1	Commencement of Production/Minimum Supply.

(a)	Beginning in July of 2011, Supplier is obligated to sell and Weatherford is obligated to buy each year for three (3) years, 330,000 tons of Product per year consisting of no more than *** tons of *** and up to *** tons of *** (the “Minimum Supply”). Supplier shall be under no obligation to supply or sell, and Weatherford shall not have the right to buy, Product in excess of the Minimum Supply. In the event that Supplier fails to supply to Weatherford the Minimum Supply during any Contract Year (a “Supply Shortfall”), Supplier shall have *** after the end of such Contract Year to, as the sole and exclusive remedy for such Supply Shortfall, in its discretion, either (i) tender the Supply Shortfall, including by supplying Product from one or more third parties in accordance with Section 2.8, or (ii) pay to Weatherford *** of the end of the Contract Year, as liquidated damages, an amount equal to amount of the Supply Shortfall (expressed in tons) multiplied by $***.

pg. 4

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

(b)	The “Monthly Maximum Supply Availability” during the Term is set forth in the table below. Supplier will not be obligated to fulfill orders that exceed the Monthly Maximum Supply Availability for a specific calendar month. Additionally, no more than *** of Product supplied in any given calendar month shall be ***.

Monthly Maximum Supply Availability

Month	Maximum Supply
January ‘11	0
February ‘11	0
March ‘11	0
April ‘11	0
May ‘11	0
June ‘11	0
July ‘11	20,000 tons/month
August ‘11	20,000 tons/month
September ‘11	25,000 tons/month
Remaining 2011 and all of 2012	35,000 tons/month

2.2	Supply Requirements; Price and Volume Discounts.

(a)	During the term of this Agreement, (i) for the first 495,000 tons of Product purchased by Weatherford, the price will be $***/ton, and (ii) for the second 495,000 tons of Product purchased by Weatherford, the price will be ***. Any Product purchased in excess of 990,000 tons will be priced at ***. All prices specified in this Agreement and all amounts owing from one Party to the other will be in U.S. Dollars.

(b)	Weatherford agrees to prepay $16,500,000 (the “2011 Prepayment”), representing payment for 100% of the Minimum Purchase Requirement for the first Contract Year. The 2011 Prepayment shall be made to Supplier within one (1) Business Day following the Effective Date of this Agreement, by wire transfer of immediately available funds to the account designated in writing by Supplier. Weatherford agrees to prepay $8,250,000 (the “2012 Prepayment”), representing payment for the first 165,000 tons of the Minimum Purchase Requirement for the second Contract Year. The 2012 Prepayment shall be made to Supplier on or before June 30, 2012, by wire transfer of immediately available funds to the account designated in writing by Supplier.

2.3

Weatherford Minimum Purchase Requirement. During the Term, Weatherford shall be required to take and, in accordance with Section 3.1, pay for an aggregate of 330,000 tons of Product per Contract Year (the “Minimum Purchase Requirement”); provided, however, that if, due solely to the unavailability of rail cars in the market, Weatherford is unable to take delivery of Products as contemplated hereunder for a period of time during a Contract Year, Weatherford shall not be deemed to be in breach of this Agreement as a result of such failure

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SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

so long as Weatherford is using best efforts to obtain rail cars and minimize the period of time during which Weatherford is unable to take delivery of Products; provided, further, however, that nothing in this sentence shall be construed to relieve Weatherford of its obligations to make payments under this Agreement (including the obligation to make any Makewhole Payments as contemplated in this Section 2.3). The Minimum Purchase Requirement shall be ordered by Weatherford in installments of not less than 15,000 tons of Product per calendar month (the “Monthly Minimum Requirement”), and not more than the Monthly Maximum Supply Availability, beginning in July of 2011 and continuing thereafter for each calendar month during the Term. In the event that Weatherford fails to purchase one twelfth (1/12) of the Minimum Purchase Requirement of Product from Supplier during any particular calendar month in which Supplier was ready, willing and able to deliver 30,000 tons of Product, then the “Purchase Shortfall” shall be the amount by which one twelfth (1/12) of the Minimum Purchase Requirement exceeds the amount of Product actually purchased by Weatherford during such calendar month. On written notice of such Purchase Shortfall to Weatherford by Supplier, Weatherford shall have *** after the month of the Purchase Shortfall to purchase tonnage of Product in excess of the Monthly Minimum Requirement (but subject to the Monthly Maximum Supply Availability) to make up for the Purchase Shortfall. If Weatherford fails to purchase the full amount of the Purchase Shortfall in such *** period, Weatherford shall be obligated to pay to Supplier an amount equal to the amount of the Purchase Shortfall not purchased by Weatherford in such *** period (expressed in tons) multiplied by $*** (the “Makewhole Payment”). The Makewhole Payment shall be paid within *** of written demand by Supplier, by wire transfer of immediately available funds to the account designated in writing by Supplier. The aggregate Purchase Shortfall amount for a Contract Year shall not exceed the Minimum Purchase Requirement for such Contract Year less the amount of Product ordered and delivered to Weatherford. Weatherford reserves the right to resell goods purchased from Supplier if deemed necessary by Weatherford in order to satisfy the Minimum Purchase Requirement. Supplier shall not be obligated to deliver more than the Monthly Maximum Supply Availability on any given calendar month.

2.4	Forecast of Demand. Weatherford shall provide, on a quarterly basis, a non-binding 3-month rolling volume forecast of its anticipated purchase of Products (“Forecast Amount”). Updates to the Forecast Amount indicated in the six-month rolling volume forecast will be made and communicated periodically outside of the three-month rolling volume forecast as promptly as practicable after Weatherford becomes aware of such changes. Supplier shall notify Weatherford within ten (10) Business Days of receiving a forecast or update if Supplier anticipates being unable to meet the anticipated purchase amounts. Supplier shall not be obligated to deliver more than the Monthly Maximum Supply Availability on any given calendar month.

2.5	Title and Risk Of Loss. All Products will be shipped FOB, Supplier’s facility located in Wyeville, Wisconsin or at the Adams Rail Facility in Adams, Wisconsin, at the Readsberg Rail Facility in Readsberg, Wisconsin, or at a similar rail location in Wisconsin (collectively “Supplier’s Facility”), as determined by Supplier in its reasonable discretion. Title and risk of loss or damage to Products shall pass to Weatherford at the time the Products are delivered to the carrier. Supplier is not responsible for unfilled orders resulting from any shortage or lack of availability of rail cars for shipment of orders except that Supplier must always meet the Minimum Supply volumes as specified in Section 2.1. Supplier warrants clear title to the Products at the time title to the Products passes to Weatherford, free from any and all liens or other encumbrances. Supplier is responsible for properly loading the Product on the nominated carrier, at its expense, and will comply with any documentary instructions of Weatherford in the shipment process.

pg. 6

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

2.6	Orders. During the Term, Supplier shall supply to Weatherford, and Weatherford shall purchase, the types and amounts of the Products ordered by Weatherford from time to time under this Agreement; provided that Supplier shall be under no obligation to supply or sell, and Weatherford shall not have the right to buy Products in excess of the Minimum Purchase Requirement or the Monthly Maximum Supply Availability. This Agreement shall control and govern all transactions between the Parties with respect to the sales and purchases of Products, whether under subsequent verbal and/or written Work Orders, unless subject to an express, duly executed agreement (which is not a pre-printed form, terms contained on an Internet site or order confirmation) for the particular subject matter. The terms of this Agreement shall prevail over the terms in the Work Order in the event of a conflict unless specific reference and identification is made to the provision of this Agreement to be modified and the intention to modify is explicitly stated and signed by both Parties. Such changes shall be effective for that Work Order only. Printed terms and conditions contained in documents issued to Weatherford by Supplier or from Weatherford to Supplier with respect to the Products shall be of no force and effect and shall be superseded by the terms and conditions which are contained in this Agreement. No waiver by either Party of any of the terms, provisions or conditions hereof shall be effective unless said waiver shall be in writing and signed by an authorized officer of such Party and specifically referencing this Agreement. Supplier agrees to promptly process all of Weatherford’s orders under the terms of this Agreement.

2.7	Delivery. Supplier agrees that all Products ordered by Weatherford will be delivered to Weatherford per this Article 2 no later than the delivery date specified in this Agreement, subject to the Monthly Maximum Supply Availability.

2.8	Alternate Sources of Supply. Supplier may, in its discretion, source Product from third Persons for purposes of selling such Product to Weatherford hereunder, so long as such Product complies with the Specifications and Quality Standards and Supplier is otherwise in compliance with the other provisions of this Agreement.

3. Invoicing and Payment

3.1	Invoicing and Payment Terms. Subject to any special terms agreed in writing from time to time between Weatherford and Supplier:

(a)	Supplier shall invoice Weatherford on a monthly basis in respect of all Products supplied under this Agreement during the applicable calendar month, within *** of the end of such calendar month. Each invoice shall be for the tonnage actually ordered. Payment shall be due no later than the *** after the date of the invoice. For the first Contract Year, the 2011 Prepayment shall be applied towards satisfaction of amounts invoiced with respect to such Contract Year. For the second Contract Year, the 2012 Prepayment shall be applied towards satisfaction of amounts invoiced with respect to 165,000 tons of Product ordered during such second Contract Year.

pg. 7

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

(b)	Should Weatherford fail to make an adjustment to an invoice to which it was entitled, and as a result has overpaid amounts due to Supplier, then upon such overpayment becoming known and agreed to by the Parties, Supplier shall issue a credit to Weatherford within ***, which credit may be applied by and utilized by Weatherford against future invoices owing to Supplier and, to the extent any credit has not been applied or utilized within *** from the date of such overpayment, Supplier shall, upon demand received from Weatherford, immediately refund such remaining credit amount.

(c)	Payments *** or more past due shall bear interest at the rate of *** from (and including) the date on which the applicable payment was due to (but excluding) the date on which the applicable payment is paid in full. The accrual of interest as provided in the preceding sentence shall not limit any other remedies of Supplier, which shall include the right to terminate this Agreement in accordance with Section 7.3.

3.2	Taxes. Any severance, added value, manufacture, excise, or sales or use taxes that may be applicable to the sales made under this Agreement are for Weatherford’s account, and Weatherford hereby agrees to pay such taxes. Any increase in current or new federal, state or local taxes, including but not limited to severance, added value, manufacture, excise or sales or use taxes, which shall become due by reason of the severance, manufacture, sale or delivery of the Product by Supplier to Weatherford shall be reimbursed to Supplier by Weatherford, and such taxes shall be separately listed on each monthly invoice to Weatherford. All other charges, including but not limited to those relating to state and federal environmental and energy laws and regulations, assessed by any governmental entity relating to the severance, manufacture, sale or delivery of the Product shall be for Weatherford’s account, and Weatherford hereby agrees to pay such other charges. The provisions of this Section shall continue after termination of this Agreement.

3.3	Security Interest.

(a)	To secure the performance of Supplier’s delivery of 100% of the Minimum Supply of Product for the first Contract Year and 50% of the Minimum Supply of Product for the second Contract Year, Supplier hereby grants to Weatherford a first priority mortgage and security interest in the following inventory, minerals and as-extracted collateral of Supplier: all of Supplier’s right, title and interest in and to 600,000 tons of unmined or unprocessed sand (the “Secured Sand”) located at Grantor’s real property in Monroe County, Wisconsin described in Exhibit B (provided that the foregoing security interest shall apply to only 300,000 tons of such sand following Supplier’s delivery to Weatherford of 100% of the Minimum Supply of Product for the first Contract Year) and all proceeds and products of the foregoing (together with the Secured Sand, the “Collateral”).

(b)	Supplier shall pay all reasonable expenses and upon request, take any action reasonably deemed advisable by Weatherford to establish evidence and maintain the priority of, perfect, terminate and/or enforce Weatherford’s security interest in the Collateral. Supplier hereby authorizes Weatherford to file mortgages and Uniform Commercial Code financing statements describing the Collateral as collateral and amendments and correction statements to such financing statements. Supplier hereby covenants and agrees that it shall from and after the date hereof execute and deliver all mortgages, agreements and other documents necessary or desirable to evidence and perfect Weatherford’s security interest in the Collateral.

pg. 8

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

(c)	Upon transfer of the title and risk of loss to Weatherford of 100% of the Minimum Supply of Product for the first Contract Year and 50% of the Minimum Supply of Product for the second Contract Year pursuant to Article 2, the security interest set forth in Section 3.3(a) shall be automatically terminated and released and Weatherford agrees to file, and authorizes Supplier (after notice to Weatherford) to file, such UCC-3 termination statements and other documents and releases as are deemed reasonably necessary by Supplier to evidence such termination and release.

(d)	During the period that the security interest above applies, Supplier hereby covenants and agrees to maintain and reserve on or under its premises in Monroe County, Wisconsin described on Exhibit B at least 600,000 tons (reduced to 300,000 tons following Supplier’s delivery to Weatherford of 100% of the Minimum Supply of Product for the first Contract Year) of unencumbered unmined or unprocessed sand, suitable for processing if unmined, with respect to the Minimum Supply of Product for the first Contract Year and 50% of the Minimum Supply of Product for the second Contract Year.

(e)	If execution and delivery of this Agreement and the Mortgage occurs before 4:00 p.m., Central Standard Time, on a Business Day, Weatherford shall file the UCC-1 Financing Statements and Mortgage on the same Business Day that this Agreement and the Mortgage are executed. If execution and delivery of this Agreement and the Mortgage occurs on a day that is not a Business Day or after 4:00 p.m., Central Standard Time, on a Business Day, Weatherford shall file the UCC-1 Financing Statements and Mortgage no later than 9:00 a.m., Central Standard Time, on the first Business Day after this Agreement and the Mortgage are executed. As a courtesy to Weatherford, Supplier’s counsel in Wisconsin will coordinate the filing of the Mortgage and UCC-1 Financing Statements, pay any applicable filing and recordation fees, and return filed copies to Weatherford.

4. Quality of the Products

4.1	Quality. In entering into this Agreement, Weatherford relies upon Supplier’s expertise to manufacture the Products and Supplier covenants and warrants to Weatherford that all Products supplied by Supplier pursuant to this Agreement shall:

(a)	Comply with the Quality Standards;

(b)	Conform in all respects to the Specifications, if any as per this Agreement or a Work Order; and

(c)	be free and clear of all liens and other encumbrances at the time title to the Products passes to Weatherford.

4.2	Inspection. Supplier shall permit representatives of Weatherford, at any reasonable time and upon reasonable prior notice, to inspect the Products manufactured by Supplier at

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SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

Supplier’s Facility prior to the time of delivery of Products to the carrier. Whether or not Weatherford conducts an inspection, Supplier shall provide Weatherford a production sample per Work Order in order to show compliance with Section 4.1. A “production sample” is defined as one hundred (100) grams of the actual production run and/or lot number of the delivered Product. Such production sample shall be retained by Supplier and provided to Weatherford up to one hundred twenty (120) days from the date of the Work Order. Supplier shall provide multiple-sieve analysis of Product at Supplier’s facility for inspection/confirmation by Weatherford.

4.3	Rejection. Weatherford shall be entitled to reject any of the Products that do not comply with Section 4.1; provided that any Products not rejected prior to the time of delivery of such Products to the carrier shall be deemed accepted by Weatherford, unless testing of the applicable production sample by an independent third party laboratory conclusively determines that Products previously accepted by Weatherford do not comply with Section 4.1 (in which case Weatherford may reject such previously accepted Products upon such determination by the independent third party laboratory). In the event that Weatherford timely rejects any Products, Supplier shall replace such Products at its sole cost. Supplier shall provide such replacement Products at Supplier’s Facility within a reasonable time under the circumstances. The time for fulfillment of the Minimum Purchase Requirement shall be extended by the amount of time Supplier takes to replace the non-conforming Product with conforming Product.

4.4	Warranty and Claims. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, AS EXPRESSLY SET FORTH IN SECTION 4.1 ABOVE, NO WARRANTY, EXPRESS OR IMPLIED, SHALL BE APPLICABLE TO THE PRODUCTS, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY AS TO THE QUALITY OF THE PRODUCTS, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR SUITABILITY OR ANY IMPLIED WARRANTY THAT ANY OF THE PRODUCTS ARE FIT FOR A PARTICULAR PURPOSE, NOTWITHSTANDING ANY COURSE OF DEALING OR INDUSTRY PRACTICE INCONSISTENT WITH THIS AGREEMENT. Should Weatherford choose to provide a warranty to its customers beyond the warranty provided by Supplier, then Weatherford shall bear the entire cost of such warranty. Should any Product not comply with the warranties of Supplier expressly made in this Agreement, then Supplier shall, as the sole and exclusive remedy of Weatherford, provide replacement Product to Weatherford at Supplier’s Facility.

4.5	Insurance Requirements. Each of Supplier and Weatherford shall maintain and exhibit to the other on demand, (a) certificates of comprehensive general liability insurance and employers liability insurance for such amount as may from time to time be agreed between the Parties but in any event not be less than *** in each case and (b) certificates of excess liability insurance for such amount as may from time to time be agreed between the Parties but in any event not be less than *** per occurrence.

5. Confidentiality and Intellectual Property Rights

5.1	Confidential Information. All information concerning this Agreement, including, without limitation, Intellectual Property, the Product, and any data obtained pursuant to this Agreement shall be deemed “Confidential Information”. Weatherford and Supplier shall hold all Confidential Information in confidence and shall not disclose such information to any third party or otherwise use the Confidential Information except as stated herein or otherwise agreed between the Parties.

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SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

5.2	Agreements as to Confidential Information. Each of the Parties, except as agreed otherwise or to the extent necessary in the performance of this Agreement, shall:

(a)	instruct its directors, officers and employees not to use, analyze, sell, lease, assign, transfer, license, disclose or make available to any third party the Confidential Information; and

(b)	not copy or duplicate by any means, in whole or in part, the Confidential Information except as permitted herein.

5.3	Excluded Information. The obligations of the Parties under this Agreement shall not extend to or include Confidential Information exchanged between the Parties that:

(a)	Is or becomes publicly available without the fault of the receiving Party;

(b)	Is obtained by the receiving Party from a source other than the disclosing Party and where such source was free of any restrictions owed to the disclosing Party on its use or disclosure.

(c)	Was in the receiving Party’s possession prior to the receiving Party’s receipt thereof from the disclosing Party, without any restriction owed to the disclosing Party on its use or disclosure;

(d)	Is required to be disclosed by operation of law, judicial or administrative procedure, decree or order or by any regulation or law, subject to Section 5.5 hereof; or

(e)	Is independently developed by Persons who did not have access to the Confidential Information.

5.4	Additional Obligations. Even if a receiving Party is relieved of its obligations by the exceptions recited above, the receiving Party shall not make known or cause to be made known that the Confidential Information was acquired from the disclosing Party, or that there may be any similarity between such Confidential Information and other information made available from any other source.

5.5

Non-disclosure of Agreement. Except as otherwise provided under this Agreement or as may be required by law or regulation, neither Party, without the prior written consent of the other Party, will disclose to any other Person either the fact that this Agreement exists, the fact that the Parties have made any information available to each other or the fact that any discussions or negotiations are taking place concerning a possible arrangement or any of the terms, conditions or other facts with respect to any such possible arrangement, including the status thereof; provided that a Party may disclose such information (a) to its advisors and Affiliates who agree or who are under a legal or fiduciary obligation to maintain the confidentiality of such information and (b) to prospective purchasers, investors or lenders (subject to the execution by the prospective purchasers, investors or lenders of written confidentiality agreements with terms at least as stringent as those contained herein );

pg. 11

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

provided, that in no event shall such information be disclosed to a competitor of such other Party unless such competitor is seeking to purchase, invest or lend funds to Supplier. If a receiving Party receives a request to disclose all or any part of the disclosing Party’s Confidential Information under the terms of a valid and effective subpoena, decree or order issued by a court of competent jurisdiction or by a governmental body, the receiving Party hereby agrees to, and agrees to cause its Affiliates to, immediately notify the disclosing Party in writing of the existence, terms and circumstances surrounding the request, so that the disclosing Party may seek an appropriate protective order or waive the receiving Party’s compliance with the provisions of this Agreement (and, if the disclosing Party seeks an order, to provide the cooperation as said owner shall reasonably request); and if disclosure of Confidential Information is required in the written opinion of a receiving Party’s counsel, the receiving Party shall exercise reasonable efforts, with the cooperation of the disclosing Party, to obtain an order or other reliable assurance that confidential treatment will be accorded to the disclosed Confidential Information.

5.6	Intellectual Property and Technology Rights.

(a)	Neither Supplier nor Weatherford shall have the right of use, whether directly or indirectly, the other’s Intellectual Property except as expressly stated in this Agreement. Ownership of Supplier Intellectual Property or Weatherford Intellectual Property, as the case may be, provided under this Agreement shall remain with the Party providing such Intellectual Property.

(b)	All Intellectual Property developed on or prior to the date of this Agreement or during the Term which is exchanged with the other Party shall remain the property of the Party that developed such Intellectual Property. Title to Weatherford Intellectual Property shall belong exclusively to Weatherford. Title to Supplier Intellectual Property shall belong exclusively to Supplier. Neither Party shall have the right of use other than for the purposes expressly stated in this Agreement, whether directly or indirectly, any Intellectual Property of the other Party.

5.7	Remedies. The Parties hereby agree that the breach of this Article 5 would cause irreparable harm, for which money damages would not be adequate compensation. If any Party breaches or threatens a breach of the provisions of this Article 5, the other Party shall be entitled to an injunction upon proper proof required by law in any court of competent jurisdiction restraining the breaching Party from violating the provisions without the necessity of posting a bond therefor. Nothing herein shall be construed as prohibiting the other Party from pursuing any other remedies available to it at law or in equity for enforcement of this Article 5.

5.8	Intellectual Property Indemnification.

(a)	The following terms apply to any claim of infringement of any United States patent, by a third party arising out of or relating to a Product furnished to Weatherford by Supplier under this Agreement (an “Infringement Claim”). Supplier shall indemnify and hold Weatherford harmless from any Damage resulting by reason of an Infringement Claim relating to a Product furnished by Supplier. Subject to Section 5.8(b), Supplier shall defend or settle, at its own expense, any action or suit against Weatherford with respect to an Infringement Claim for which it is responsible. Weatherford shall promptly notify Supplier of any Infringement Claim and shall reasonably cooperate with Supplier at Supplier’s expense to facilitate the defense of each claim.

pg. 12

(b)	Supplier’s obligations under Section 5.8(a) shall not apply to the extent that an Infringement Claim relates to, arises or results from, or is due to (i) Weatherford’s modification of a Product or use of a Product in combination with any other device and the Infringement Claim would not have arisen in the absence of that modification or combination; (ii) Supplier’s compliance with designs or specifications of Weatherford; or (iii) Weatherford’s continued use of the allegedly infringing Product after being notified by the Supplier to cease such use. In the event of an act or omission by Weatherford described in this Section 5.8(b), Weatherford shall indemnify and hold Supplier harmless from any Damage resulting from such act or omission.

5.9	International Laws. The Parties agree to comply in all respects with the applicable international and national laws that apply to the Products including, without limitation, all applicable export laws and regulations. In the event of a conflict between any applicable laws, the laws of the U.S.A. shall prevail. Neither Party shall be required to perform any act hereunder which violates said U.S. law. The Parties shall provide information concerning the technical specifications of the Products and/or the use of the Products in order for the respective Parties to determine the legality of such Products and such information shall be stated in writing as the Parties may request.

5.10	Survival of Article 5. Notwithstanding anything to the contrary, the provisions of this Article 5 shall survive any termination of this Agreement. Each Party also agrees that it will be responsible for any breaches by its Affiliates of the terms of this Article 5.

6. Force Majeure

6.1	Force Majeure Events. If either Party is affected by Force Majeure it shall promptly notify the other Party of the nature and extent of the circumstances in question. Neither Party shall be deemed to be in breach of this Agreement, or otherwise be liable to the other, for any delay in performance or the non-performance of any of its obligations under this Agreement, to the extent that the delay or non-performance is due to any Force Majeure, and the time for performance of that obligation shall be extended accordingly; provided, that if the Force Majeure in question prevails for a continuous period in excess of thirty (30) days, the Parties shall enter into discussions with a view to alleviating its effects, or to agreeing upon such alternative arrangements as the Parties mutually agree.

6.2	Limitation. Notwithstanding Section 6.1, neither Party shall be relieved of its obligations to make payments as provided herein (including, but not limited to, the obligations to pay for delivered Products as required hereunder).

7.	Duration and Termination

7.1	Term. This Agreement shall be deemed to become effective on the Effective Date and shall continue in effect through July 31, 2014 (such period being referred to herein as the “Primary Term”), unless earlier terminated as provided herein. This Agreement may be extended beyond the Primary Term by mutual written agreement of the Parties.

pg. 13

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

7.2	Termination by Weatherford. This Agreement may be immediately terminated for breach if Supplier fails to produce and deliver Products that meet the Specifications for a period of more than ***. Upon such breach, Weatherford may terminate this Agreement immediately by giving written notice of termination to Supplier. Subject to fulfilling its obligations to purchase the Minimum Purchase Requirement, ***. In the event Supplier has incurred costs in executing the Work Order up to termination, Weatherford shall reimburse Supplier for such documented costs.

7.3	Termination by Supplier. If Supplier is not then in breach of this Agreement giving rise to an event of termination, Supplier shall be entitled to terminate this Agreement should Weatherford fail to pay sums due hereunder. Supplier shall give Weatherford written notice of any such failure to pay and provide a reasonable time to cure which shall not exceed ***. Should Weatherford fail to cure prior to the end of such *** period, then Supplier may terminate this Agreement immediately.

7.4	Termination of Work Order. A termination of a Work Order does not terminate this Agreement. A termination of this Agreement does not terminate any existing Work Order until such Work Order is completed, unless such Work Order is expressly terminated also.

7.5	Events Upon Termination.

(a)	Upon expiration of this Agreement or the termination of the Agreement for reasons other than pursuant to Section 7.2, Weatherford shall purchase from Supplier all Products which have been ordered from Supplier but not delivered to Weatherford at the date of termination, and Supplier shall promptly manufacture and deliver such Products to Weatherford.

(b)	Upon expiration of this Agreement or the termination of this Agreement for any reason, Supplier shall forthwith cease to use, either directly or indirectly, any of the Weatherford Intellectual Property and forthwith return to Weatherford all Weatherford Intellectual Property and Weatherford Confidential Information, and Weatherford shall forthwith cease to use, either directly or indirectly, any of the Supplier Intellectual Property and forthwith return to Supplier all Supplier Intellectual Property and Supplier Confidential Information except to the extent necessary to use the Products theretofore supplied by Supplier hereunder. In such case Supplier hereby grants Weatherford or its designee an irrevocable, royalty free license to use such Supplier Intellectual Property and Supplier Confidential Information to the extent it is incorporated into such Product(s) theretofore supplied by Supplier hereunder.

(c)	Upon expiration of this Agreement or the termination of this Agreement for any reason, all obligations of the Parties hereunder shall terminate, except for any obligations that are expressly stated to survive the expiration of the Term or termination of this Agreement and any obligations that remain executory (other than minimum purchase obligations), which obligations, to the extent they remain executory, shall remain in full force and effect until fully performed by the obligated Party as stated in this Agreement. The respective Parties’ obligations under Section 3.1, Section 4.4, Article 5, this Section 7.5 and Articles 8 through 13 shall survive the expiration of the Term or termination of this Agreement. Neither expiration nor termination of this Agreement shall relieve any Party of liability for breaches of this Agreement prior to such expiration or termination.

pg. 14

8. Representations; Indemnity; Express Negligence

8.1	Supplier’s and Grantor’s Representations. Each of Supplier and Grantor hereby represents and warrants jointly and severally as follows:

(a)	Each of Supplier and Grantor is duly formed and existing in good standing in its jurisdiction of formation and has the full power and authority to conduct its business as currently conducted and to execute and deliver this Agreement and the Mortgage and to perform its obligations hereunder and thereunder;

(b)	The execution, delivery and performance by Supplier and Grantor of this Agreement and the Mortgage have been duly authorized by Supplier and Grantor, do not and will not contravene any law, order, agreement or constitutive document binding thereon, and do not require any consent of any third party; and this Agreement and the Mortgage are valid and binding agreements enforceable against Supplier and Grantor in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity);

(c)	Except for encumbrances of record in Monroe County, Wisconsin as set forth in that certain title commitment from First American Title Insurance Company, a copy of which has been provided to Weatherford, there are no liens or other encumbrances on the Secured Sand or the land related thereto other than those created hereby and by the Mortgage;

(d)	The security interest and mortgage on the Secured Sand and the land related thereto created hereby and by the Mortgage constitue a valid first priority security interest and mortgage for the benefit of Weatherford;

(e)	Exhibit B hereto accurately describes the real property where the Secured Sand is located; and

(f)	Supplier and Grantor are the owners in fee simple of the Secured Sand and land related thereto.

Subject to the limitations contained in this Agreement (including the limitations in Section 8.7), each of Supplier and Grantor hereby agrees to indemnify and hold harmless Weatherford from and against any and all losses or damages suffered by Weatherford (including reasonable attorneys fees and expenses as incurred) arising out of a breach by Supplier or Grantor of the foregoing representations and warranties or representations, warranties or agreements contained in the Mortgage.

8.2	Weatherford’s Representations. Weatherford hereby represents and warrants as follows:

(a)	Weatherford is duly incorporated and existing in good standing in its jurisdiction of incorporation and has the full corporate power and authority to conduct its business as currently conducted and to execute and deliver this Agreement and to perform its obligations hereunder; and

pg. 15

(b)	The execution, delivery and performance by Weatherford of this Agreement have been duly authorized by Weatherford, do not and will not contravene any law, order, agreement or constitutive document binding thereon, and do not require any consent of any third party; and this Agreement is a valid and binding agreement enforceable against Weatherford in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

Subject to the limitations contained in this Agreement (including the limitations in Section 8.7), Weatherford hereby agrees to indemnify and hold harmless Supplier from and against any and all losses or damages suffered by Supplier (including reasonable attorneys fees and expenses as incurred) arising out of a breach by Weatherford of the foregoing representations and warranties.

8.3	Indemnification of Weatherford. SUPPLIER AGREES TO INDEMNIFY, DEFEND AND HOLD WEATHERFORD AND ITS SUCCESSORS AND ASSIGNS HARMLESS FROM AND AGAINST AND IN RESPECT OF DAMAGES ACTUALLY SUFFERED, INCURRED OR REALIZED BY SUCH PERSONS ARISING OUT OF OR RESULTING FROM OR RELATING TO (I) ANY MATERIAL MISREPRESENTATION IN OR MATERIAL OMISSION FROM ANY OTHER AGREEMENT, CERTIFICATE, EXHIBIT OR WRITING DELIVERED TO WEATHERFORD PURSUANT TO THIS AGREEMENT, (II) ANY DAMAGES, INJURIES OR OTHER CASUALTIES OF WHATSOEVER KIND, OR BY WHOSOEVER CAUSED, TO THE PERSON OR PROPERTY OF SUPPLIER ARISING OUT OF OR RESULTING FROM THE EXECUTION AND PERFORMANCE OF THIS AGREEMENT BY SUPPLIER OR ITS AFFILIATES, AND (III) SUBJECT TO SECTION 5.8(B), ANY CLAIM FOR INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS ARISING FROM THE PRODUCTS.

8.4	Indemnification of Supplier. WEATHERFORD AGREES TO INDEMNIFY, DEFEND AND HOLD SUPPLIER AND ITS SUCCESSORS AND ASSIGNS HARMLESS FROM AND AGAINST AND IN RESPECT OF DAMAGES ACTUALLY SUFFERED, INCURRED OR REALIZED BY SUCH PERSONS ARISING OUT OF OR RESULTING FROM OR RELATING TO (I) ANY MATERIAL MISREPRESENTATION IN OR MATERIAL OMISSION FROM ANY OTHER AGREEMENT, CERTIFICATE, EXHIBIT OR WRITING DELIVERED TO SUPPLIER PURSUANT TO THIS AGREEMENT, (II) ANY DAMAGES, INJURIES OR OTHER CASUALTIES OF WHATSOEVER KIND, OR BY WHOSOEVER CAUSED, TO THE PERSON OR PROPERTY OF WEATHERFORD ARISING OUT OF OR RESULTING FROM THE EXECUTION AND PERFORMANCE OF THIS AGREEMENT BY WEATHERFORD AND (III) ANY CLAIMS FOR INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS ARISING FROM WEATHERFORD’S ACTS AS DESCRIBED IN SECTION 5.8(B).

pg. 16

8.5	Express Negligence. THE INDEMNITIES SET FORTH IN THIS ARTICLE ARE INTENDED TO BE ENFORCEABLE AGAINST THE PARTIES IN ACCORDANCE WITH THE EXPRESS TERMS AND SCOPE THEREOF NOTWITHSTANDING TEXAS’ EXPRESS NEGLIGENCE RULE OR ANY SIMILAR DIRECTIVE THAT WOULD PROHIBIT OR OTHERWISE LIMIT INDEMNITIES BECAUSE OF THE SIMPLE NEGLIGENCE (WHETHER SOLE, CONCURRENT, ACTIVE OR PASSIVE) OR OTHER FAULT OR STRICT LIABILITY OF ANY OF THE INDEMNIFIED PARTIES.

8.6	Indemnification Procedure. In the event either Party learns of any claim, liability, demand or cause of action relating to this Agreement or the performance hereunder, which said Party shall determine, in its sole discretion, that the other Party may be liable therefor, said Party shall promptly notify the other Party. If indemnity is required by any of the terms of this Agreement, the indemnifying Party shall have the right to control all litigation and shall defend the other and pay all settlements, judgments, costs, and expenses (including without limitation court costs and reasonable attorneys’ fees), whether related or unrelated, similar or dissimilar to the foregoing, incident thereto. Each Party, if requested, agrees to cooperate with the other in any defense, and the indemnifying Party shall reimburse the other for all reasonable expenses incurred in connection therewith. The indemnified Party shall have the right to have counsel of its own choosing and at its sole expense participate in any such litigation. Notwithstanding the foregoing, however, neither Party shall effect settlement of or compromise any such claim or proceedings without having obtained the prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed; provided that the indemnifying Party may settle or compromise any such claim if the settlement or compromise (a) requires solely the payment of money damages by the indemnifying Party, and (b) includes as an unconditional term thereof the release by the claimant or the plaintiff of the indemnified Party from all liability in respect of such claim. If the indemnified Party does not consent to a settlement which the indemnifying Party is willing to accept, then the indemnifying Party’s liability shall be limited to the amount for which the claim could have been settled provided, such settlement does not require the indemnified Party to forego any property rights other than the amount of payment of the proposed settlement.

8.7	Damage Limitation. Notwithstanding anything in this Agreement to the contrary, the Parties agree that, with the exception of breaches of the confidentiality or intellectual property provisions of this Agreement, neither Party shall be liable to the other for the following types of Damages, whether direct or indirect: facility downtime, loss of profit, loss of or inability to use property and equipment or business interruption, loss of a well, loss of a producing formation, loss of production; punitive, indirect, incidental or consequential damages, or, including without limitation, any other consequential damages of whatever nature, howsoever same may be caused; provided that this Section 8.7 shall not limit Damages recoverable for breaches of the provisions of Articles 2 or 3.

8.8

Compliance with Law. Subject to the limitations of this Agreement, it is agreed that in the performance of this Agreement all matters shall be conducted in full compliance with any and all applicable federal, state, provincial and local laws, rules and regulations in the area(s) in which the matters are being conducted. Any performance obligation arising under this Agreement is contingent on the prior receipt of all necessary government authorizations. If either Party is required to pay any fine or penalty or is subject to a claim from the other Party’s failure to comply with applicable laws, rules or regulations, the Party failing to

pg. 17

comply shall defend, indemnify and hold harmless the other Party for all damages, fees and/or fines for such failure to comply to the extent of the indemnifying Party’s allocable share of the failure to comply.

8.9	Antibribery. Supplier represents and warrants that it and all of its Affiliates and agents shall act in accordance with the principles described in the Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed in Paris on December 17, 1997 (“the Convention”), and the Convention’s Commentaries (collectively the “OECD Principles”), and shall comply with all applicable laws implementing the OECD Principles (including the U.S. Foreign Corrupt Practices Act of 1977), as well as any applicable local laws related to anti-corruption, anti-kickbacks, and anti-money laundering. Supplier agrees not to take or fail to take any action that might cause Weatherford to be in violation of any such laws. In addition to the foregoing, Supplier represents and warrants that it and its Affiliates have not and shall not request, induce, make, offer, authorize, promise to make any payment or transfer anything of value, directly or indirectly, (a) to any governmental official or employee (including employees of government-owned or government-controlled corporations, agencies or bodies), (b) any official or employee of a public international organization, (c) to any political party, official of a political party or candidate, or (d) to any third party knowing, believing, or suspecting that such third party will give the payment, or any portion thereof, to any of the foregoing persons in order to obtain or retain business, or for any other improper purpose. Any payments to governmental officials or employees on behalf of Weatherford must be promptly reported to Weatherford.

8.10	Code of Conduct/ Gifts, Entertainment and Travel. It is considered to be in conflict with Weatherford’s interest for its employees or any member of their immediate family to accept gifts, payments, extravagant entertainment, services, or loans in any form from anyone soliciting business, or who may already have established business relations with Weatherford. Gifts of nominal value and entertainment, meals, and social invitations that are customary and proper under the circumstances and that do not place the recipient under any obligation are acceptable. Any gifts, payment of individual expenses, including, without limitation, trips, or conveyances to Weatherford employees shall be disclosed in writing to the Weatherford Ethics and Compliance Group.

8.11	Information Requests. Supplier shall maintain full and complete accounting records of activity performed and expenditures incurred by Supplier in connection with this Agreement in such a manner and detail as to permit verification of compliance with the provisions of Sections 8.8 through 8.10. Weatherford shall have the right to audit such Supplier’s records for a period of two (2) Years from the expiration or termination of this Agreement. This provision shall survive expiration or termination of this Agreement.

Notwithstanding anything to the contrary, neither Party shall be required to take or refrain from taking any action prohibited or penalized under the laws of the United States, including the U.S. antiboycott laws.

8.12

Economic Sanctions and Export Controls. Supplier agrees to fully comply with all economic sanctions and export control laws and regulations, including those regulations maintained by the U.S. Commerce Department’s Bureau of Industry and Security and the U.S. Treasury Department’s Office of Foreign Assets Control. In addition, Supplier shall

pg. 18

not, directly or indirectly, sell, provide, export, re-export, transfer, divert, loan, lease, consign or otherwise dispose of any Weatherford equipment, product, services, software, source code, technical data or technology to or via any person, entity or destination, or for any activity or end-use restricted by the laws or regulations of the United States or any other applicable jurisdiction (including nuclear, missile, chemical or biological weapons proliferation, military, or money laundering activities) without first obtaining all required government authorizations.

9. Nature of Agreement

9.1	Assignment. Either Party shall have the right to assign or transfer to any Person any of its rights or obligations under this Agreement without the prior written consent of the other Party, provided that the assigning Party shall remain liable to the other Party under the terms of this Agreement notwithstanding such assignment. This Agreement shall be binding on and inure to the benefit of the Parties and their respective successors and permitted assigns, including any successor upon a sale or change of control of a Party. This Agreement is intended solely for the benefit of the Parties and their respective successors and permitted assigns.

9.2	Relationship. Each of the Parties is an independent contractor with respect to the other and is not an employee of the other Party or any of the other Party’s Affiliates, and nothing in this Agreement is intended to constitute a partnership or a master and servant relationship between the Parties. Each of the Parties understands and agrees that this Agreement does not create an exclusive dealings arrangement and that each of Weatherford and Supplier may enter into similar arrangements with other companies with respect to similar or the same products. Nothing in this Agreement shall be construed to create any duty to, or standard of care with reference to, or liability of a Party to, any person not a Party to this Agreement. Nothing in this Agreement shall be deemed to constitute any fiduciary or special relationship or duty between the Parties and each Party may take actions hereunder that are for its own self-interest without any duty or, subject to the express terms of this Agreement, liability to the other Parties.

9.3	Entire Agreement; Amendment. This Agreement, including its appendices, exhibits and schedules, constitutes the entire Agreement between the Parties with respect to the subject matter hereof and supersedes any existing agreements between them whether oral or written. The terms of this Agreement shall only be amended, modified or supplemented as set forth herein or in a writing signed by or on behalf of both or the Parties. In case of a conflict between this Agreement and a purchase order (Work Order) or purchase order confirmation contemplated hereunder, the terms of this Agreement shall govern. Acceptance of a Work Order or purchase order confirmation is insufficient to amend this Agreement unless a separate writing is duly executed by all the Parties specifically amending this Agreement.

9.4

Reformation. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any Party. Upon the determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as

pg. 19

closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible. In the event any such provision, clause, sentence or part of this Agreement cannot be modified to comply with the law, then said provision, clause, sentence or portion of the Agreement shall be deemed to be deleted from the Agreement and the remaining terms and conditions shall remain in full force and effect.

10. Notices and Service

10.1	Addresses. All notices, requests, consents, directions and other instruments and communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person, by courier or by overnight delivery service with proof of delivery addressed to the respective Party at the address set forth below, or if sent by facsimile or other similar form of communication (with receipt confirmed) to the respective Party at the facsimile numbers set forth below:

If to Weatherford, to:

Weatherford, Artificial Lift Systems, Inc.

515 Post Oak Boulevard, Suite 600

Houston, Texas 77027

Attention: General Counsel

Fax: 713 693 4481

If to Supplier, to:

Hi-Crush Operating LLC

c/o Hi-Crush Proppants LLC

Three Riverway, Suite 1550

Houston, TX 77056

or to such other address or facsimile number and to the attention of such other Person(s) as either Party may designate by written notice. Any notice mailed by over-night delivery service shall be deemed to have been given and received on the second Business Day following the day of mailing.

11. General

11.1	Waiver. No failure or delay by either Party in exercising any of its rights under this Agreement shall be deemed to be waiver of that right, and no waiver by either Party of a breach of any provision of this Agreement shall be deemed to be a waiver of any subsequent breach of the same or any other provision.

11.2	Costs. The Parties shall bear their own costs of, and incidental to, the preparation, execution and implementation of this Agreement.

11.3

Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile transmission (whether directly from one facsimile device to another by means of a dial-up connection or whether otherwise transmitted via electronic transmission), by

pg. 20

electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by a combination of such means, shall constitute effective execution and delivery of this Agreement as to the Parties and may be used in lieu of an original Agreement for all purposes. Signatures of the Parties transmitted by facsimile or other electronic transmission shall be deemed to be original signatures for all purposes. Minor variations in the form of signature pages of this Agreement, including footers from earlier versions of this Agreement, shall be disregarded in determining a Party’s intent or the effectiveness of such signature.

12. Governing Law and Venue

12.1	Governing Law; Venue; Waiver of Jury Trial. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Texas, without giving effect to that state’s conflicts of laws principles or choice of law rules. The Parties agree that Houston, Harris County, Texas, shall be the exclusive forum and venue for resolving any disputed matter.

BOTH PARTIES AGREE THAT, TO THE EXTENT ALLOWED BY THE GOVERNING LAW, EACH PARTY HEREBY WAIVES ALL RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY LITIGATION INVOLVING THIS AGREEMENT.

It is the intent of the Parties to exclude the application of the United Nations Convention on Contracts for the International Sale of Goods (1980). Nothing herein shall prohibit a Party from availing itself of a court of competent jurisdiction for the purpose of injunctive relief. The Parties acknowledge and agree that the Parties may have available to them laws or remedies available under applicable local legislation; it is the intent of the Parties to have the terms of this Agreement apply in every instance, including, without limitation, the choice of law provisions.

13. Special Provisions

13.1	Miscellaneous. This Agreement sets forth the entire agreement between Weatherford and Supplier with respect to its subject matter. All prior negotiations and dealings regarding the subject matter hereof are superseded by and merged into this Agreement. No modification of this Agreement shall be effective unless made in writing and signed by both Parties.

[Signature Page Follows]

pg. 21

IN WITNESS WHEREOF, the parties have executed this Agreement.

WEATHERFORD: WEATHERFORD ARTIFICIAL LIFT SYSTEMS, INC.

By:	/s/ Authorized Person
Name:	Authorized Person
Title:	Authorized Officer
Date:	11 Jan 11

SUPPLIER: HI-CRUSH OPERATING LLC

By:	/s/ James M. Whipkey
Name:	James M. Whipkey
Title:	CEO; President
Date:	11 Jan 2011

GRANTOR: HI-CRUSH CHAMBERS LLC

By:	/s/ James M. Whipkey
Name:	James M. Whipkey
Title:	CEO; President
Date:	11 Jan 2011

Signature Page to Supply Agreement

EXHIBIT A

Product Specifications

See attachment

As of the Effective Date of this Agreement the standards of ISO 13503-2 and API RP 19C are identical and as indicated below.

ISO 13503-2
Turbidity (NTU)	≤250
Krumbein Shape Factors
Roundness	≥0.6
Sphericity	≥0.6
Clusters (%)	≤1.0
Sieve Analysis
<0.1% of sample larger than first specified sieve size
% In Size -20+40	≥90
% In Size -30+50	≥90
% In Size -40+70	≥90
<1.0% in pan
Solubility in 12/3 HVL/HF for 0.5 HR @ 150°F (% Weight Loss)	≤3.0

EXHIBIT B

Description of Grantor’s Property

Southwest Quarter (SW  1/4) of the Southwest Quarter (SW  1/4) of Section Eight (8), Township 18 North, Range 1 East, Town of Byron, Monroe County, Wisconsin.

ANNEX 1

Mortgage

WISCONSIN MORTGAGE
Return to and Prepared by: Mason H. Drake, Esq. c/o Greenberg Traurig, LLP 77 W. Wacker, Suite 2400 Chicago, IL 60601
See attached Exhibit A (* List Parcel # if only one)
Parcel Number

RECORDING REQUESTED BY AND

WHEN RECORDED, MAIL TO:

Mason H. Drake, Esq.

c/o Greenberg Traurig, LLP

77 W. Wacker, Suite 2400

Chicago, IL 60601

PREPARED BY

Mason H. Drake, Esq.

c/o Greenberg Traurig, LLP

77 W. Wacker, Suite 2400

Chicago, IL 60601

WISCONSIN MORTGAGE

(SPACE ABOVE THIS LINE FOR RECORDER’S USE ONLY)

DEFINITIONS

(A) “Agreement” means that certain Supply Agreement between Lender and Borrower, dated of even date herewith, pursuant to which Lender has advanced certain funds to Borrower.

(B) “Applicable Law” means all controlling applicable federal, state and local statutes, regulations, ordinances and administrative rules and orders (that have the effect of law) as well as all applicable final, non-appealable judicial opinions; provided, however, that the laws of the State of Wisconsin shall be applicable to the creation, perfection and enforcement of the lien created by this Security Instrument and the exercise of remedies mandatorily governed by the laws of the State of Wisconsin shall control notwithstanding anything to the contrary herein.

(C) “Borrower” is Hi-Crush Operating LLC.

(D) “Electronic Funds Transfer” means any transfer of funds, other than a transaction originated by check, draft, or similar paper instrument, which is initiated through an electronic terminal, telephonic instrument, computer, or magnetic tape so as to order, instruct, or authorize a financial institution to debit or credit an account. Such term includes, but is not limited to, point-of-sale transfers, automated teller machine transactions, transfers initiated by telephone, wire transfers, and automated clearinghouse transfers.

(E) “Grantor” is Hi-Crush Chambers LLC, a subsidiary of Borrower.

(F) “Lender” is Weatherford Artificial Lift Systems, Inc. Lender’s address is 515 Post Oak Boulevard, Suite 600, Houston, Texas 77027. Lender is the mortgagee under this Security Instrument.

(G) “Loan” means (i) $16,500,000, representing Lender’s pre-payment for 100% of the Minimum Purchase Requirement during the first Contract Year, (ii) $8,250,000 representing Lender’s pre-payment with respect to the Minimum Purchase Requirement during the Second Contract Year, and (iii) any and all sums due under this Security Instrument, plus interest.

(H) “Miscellaneous Proceeds” means any compensation, settlement, award of damages, or proceeds paid by any third party for: (i) damage to, or destruction of, the Property; (ii) condemnation or other taking of all or any part of the Property; (iii) conveyance in lieu of condemnation; or (iv) misrepresentations of, or omissions as to, the value and/or condition of the Property.

(I) “Property” means the property that is described below under the heading “Transfer of Rights In the Property.”

(J) “Security Instrument” means this mortgage, together with all Exhibits attached hereto.

(K) “Successor In Interest of Grantor” means any party that has taken title to the Property, whether or not that party has assumed Grantor’s obligations under this Security Instrument.

(L) “Secured Obligation” means Borrower’s delivery of 100% of the Minimum Supply of Product for the first Contract Year and 50% of the Minimum Supply of Product for the second Contract Year, being valued at approximately 600,000 tons of unmined or unprocessed sand located at the Land (as hereinafter defined); provided, however, that the value of the foregoing obligation shall be reduced to 300,000 tons of such sand following Borrower’s delivery to Lender of 100% of the Minimum Supply of Product for the first Contract Year.

Capitalized terms used but not defined in this Security Instrument shall have the meanings ascribed to such terms in the Agreement.

TRANSFER OF RIGHTS IN THE PROPERTY

This Security Instrument secures to Lender: (a) the Secured Obligation; and (b) the performance of Borrower’s and Grantor’s covenants and agreements under the Agreement and this Security Instrument, respectively. For this purpose, Grantor does hereby mortgage, grant and convey to Lender, the following described property: Grantor’s right, title and interest in and to the unmined or unprocessed sand representing tonnage equivalent to the then outstanding amount of unmined or unprocessed sand owing by Borrower as the Secured Obligation (collectively, the “Secured Sand”) located at that certain real property situated in MONROE COUNTY, WISCONSIN and more particularly described on Exhibit A attached hereto (the “Land”);

TOGETHER WITH all proceeds and products of the Secured Sand (collectively, the “Proceeds”). All replacements of and additions to such Proceeds shall also be covered by this Security Instrument. The Secured Sand and the Proceeds are sometimes hereinafter collectively referred to as the “Property”. As a point of clarity, this Security Instrument is not conveying to Lender, and the Property does not include, any of Grantor’s interests in the Land or any other real property rights other than the Secured Sand thereon or thereunder.

2

GRANTOR COVENANTS that Grantor is lawfully seized of the Property hereby conveyed and has the right to mortgage, grant and convey the Property and that the Property is unencumbered, except for encumbrances of record and encumbrances depicted on that certain survey of the Land by Vierbicher Surveyors, dated December 10, 2010 (collectively, the “Permitted Encumbrances”). Grantor warrants and will defend generally the title to the Property against all claims and demands, subject to Permitted Encumbrances.

THIS SECURITY INSTRUMENT combines uniform covenants for national use and non-uniform covenants with limited variations by jurisdiction to constitute a uniform security instrument covering real property.

UNIFORM COVENANTS. Grantor and Lender covenant and agree as follows:

1. Charges; Liens. Grantor shall pay all taxes, assessments, charges, fines, and impositions attributable to the Property which can attain priority over this Security Instrument, leasehold payments, assessments or ground rents on the Property, if any. If Lender determines that any part of the Property is subject to a lien that can attain priority over this Security Instrument, Lender shall give Grantor a notice identifying the lien. Within 10 days of the date on which such notice is given, Grantor shall satisfy and discharge such lien, including without limitation by taking one or more of the actions set forth above in this Section 1.

2. Protection of Lender’s Interest in the Property and Rights Under this Security Instrument. If (a) Grantor fails to perform any of the covenants and agreements contained in this Security Instrument, (b) there is a legal proceeding that might significantly affect Lender’s interest in the Property and/or rights under this Security Instrument (such as a proceeding in bankruptcy, probate, for condemnation or forfeiture, for enforcement of a lien which may attain priority over this Security Instrument or to enforce laws or regulations), or (c) Grantor has abandoned the Property, then Lender may do and pay for whatever is reasonable or appropriate to protect Lender’s interest in the Property and rights under this Security Instrument, including protecting and/or assessing the value of the Property, and securing the Property. Lender’s actions can include, but are not limited to: (a) paying any sums secured by a lien which has priority over this Security Instrument; (b) appearing in court; and (c) paying Reasonable Attorneys’ Fees to protect its interest in the Property and/or rights under this Security Instrument, including its secured position in a bankruptcy proceeding. Any amounts disbursed by Lender under this Section 2 shall become additional debt of Borrower secured by this Security Instrument. These amounts shall bear interest at the Agreement rate from the date of disbursement and shall be payable, with such interest, upon notice from Lender to Borrower requesting payment.

3. Assignment of Miscellaneous Proceeds; Forfeiture. All Miscellaneous Proceeds are hereby assigned to and shall be paid to Lender. Unless an agreement is made in writing or Applicable Law requires interest to be paid on such Miscellaneous Proceeds, Lender shall not be required to pay Grantor any interest or earnings on such Miscellaneous Proceeds. In the event of a total or partial taking, destruction, or loss in value of the Property, the Miscellaneous Proceeds shall be applied to the sums secured by this Security Instrument, whether or not then due, with the excess, if any, paid to Grantor.

3

If the Property is abandoned by Grantor, or if, after notice by Lender to Grantor that the Opposing Party (as defined in the next sentence) offers to make an award to settle a claim for damages, Grantor fails to respond to Lender within 30 days after the date the notice is given, Lender is authorized to collect and apply the Miscellaneous Proceeds either to restoration or repair of the Property or to the sums secured by this Security Instrument, whether or not then due. “Opposing Party” means the third party that owes Grantor Miscellaneous Proceeds or the party against whom Grantor has a right of action in regard to Miscellaneous Proceeds.

Grantor shall be in default if any action or proceeding, whether civil or criminal, is begun that, in Lender’s judgment, could result in forfeiture of the Property or other material impairment of Lender’s interest in the Property or rights under this Security Instrument. Grantor can cure such a default by causing the action or proceeding to be dismissed with a ruling that, in Lender’s judgment, precludes forfeiture of the Property or other material impairment of Lender’s interest in the Property or rights under this Security Instrument. The proceeds of any award or claim for damages that are attributable to the impairment of Lender’s interest in the Property are hereby assigned and shall be paid to Lender.

4. Forbearance By Lender Not a Waiver. Any forbearance by Lender in exercising any right or remedy including, without limitation, Lender’s acceptance of payments from third persons, entities or Successors in Interest of Grantor or in amounts less than the amount then due, shall not be a waiver of or preclude the exercise of any right or remedy.

5. Loan Charges. Grantor shall pay all filing fees and mortgage recording fees and charges in connection herewith. Lender may charge Grantor fees for services performed in connection with Grantor’s default, for the purpose of protecting Lender’s interest in the Property and rights under this Security Instrument, including, but not limited to, reasonable attorneys’ fees, property inspection and valuation fees. In regard to any other fees, the absence of express authority in this Security Instrument to charge a specific fee to Grantor shall not be construed as a prohibition on the charging of such fee. Lender may not charge fees that are expressly prohibited by this Security Instrument or by Applicable Law. If the Loan is subject to a law which sets maximum loan charges, and that law is finally interpreted so that the interest or other loan charges collected or to be collected in connection with the Loan exceed the permitted limits, then: (a) any such loan charge shall be reduced by the amount necessary to reduce the charge to the permitted limit; and (b) any sums already collected from Grantor which exceeded permitted limits will be refunded to Grantor. Lender may choose to make this refund by reducing the principal owed under the Agreement or by making a direct payment to Grantor.

6. Notices. All notices given by Grantor or Lender in connection with this Security Instrument must be in writing. Any notice to Grantor in connection with this Security Instrument shall be deemed to have been given to Grantor when mailed by first class mail or when actually delivered to Grantor’s notice address if sent by other means. Notice to any one Grantor shall constitute notice to all Grantors unless Applicable Law expressly requires otherwise. The notice address shall be the Property Address unless Grantor has designated a substitute notice address by notice to Lender. Grantor shall promptly notify Lender of Grantor’s change of address. There may be only one designated notice address under this Security Instrument at any one time. Any notice in connection with this Security instrument shall not be deemed to have been given to Lender until actually received by Lender. If any notice required by this Security Instrument is also required under Applicable Law, the Applicable Law requirement will satisfy the corresponding requirement under this Security Instrument.

4

7. Governing Law; Severability; Rules of Construction. This Security Instrument shall be governed by federal law and the law of the jurisdiction in which the Property is located. All rights and obligations contained in this Security Instrument are subject to any requirements and limitations of Applicable Law. Applicable Law might explicitly or implicitly allow the parties to agree by contract or it might be silent, but such silence shall not be construed as a prohibition against agreement by contract. In the event that any provision or clause of this Security Instrument or the Agreement conflicts with Applicable Law, such conflict shall not affect other provisions of this Security Instrument or the Agreement which can be given effect without the conflicting provision. As used in this Security Instrument: (a) words of the masculine gender shall mean and include corresponding neuter words or words of the feminine gender; (b) words in the singular shall mean and include the plural and vice versa; and (c) the word “may” gives sole discretion without any obligation to take any action.

8. Grantor’s Right to Reinstate After Default. If Grantor meets certain conditions described below, Grantor shall have the right to have enforcement of this Security Instrument discontinued at any time prior to the earliest of: (a) such period as Applicable Law might specify for the termination of Grantor’s right to reinstate; or (b) entry of a judgment enforcing this Security Instrument. Those conditions are that Grantor: (a) cures all defaults hereunder and of any other covenants or agreements; (b) pays all expenses incurred in enforcing this Security Instrument, including, but not limited to, Reasonable Attorneys’ Fees as defined herein, property inspection and valuation fees, and other fees incurred for the purpose of protecting Lender’s Interest in the Property and rights under this Security Instrument; and (c) takes such action as Lender may reasonably require to assure that Lender’s Interest in the Property and rights under this Security Instrument, and Grantor’s obligation to pay the sums secured by this Security Instrument, shall continue unchanged. Lender may require that Grantor pay such reinstatement sums and expenses in one or more of the following forms, as selected by Lender: (a) cash; (b) money order; (c) certified check, bank check, treasurer’s check or cashier’s check, provided any such check is drawn upon an institution whose deposits are insured by a federal agency, instrumentality or entity; or (d) Electronic Funds Transfer. Upon reinstatement by Grantor, this Security Instrument and obligations secured hereby shall remain fully effective as if no default had occurred.

9. Hazardous Substances. As used in this Section 9, (a) “Hazardous Substances” are those substances defined as toxic or hazardous substances, pollutants, or wastes by Environmental Law and the following substances: gasoline, kerosene, other flammable or toxic petroleum products, toxic pesticides and herbicides, volatile solvents, materials containing asbestos or formaldehyde, and radioactive materials; (b) “Environmental Law” means federal laws and laws of the jurisdiction where the Property is located that relate to health, safety or environmental protection; (c) “Environmental Cleanup” includes any response action, remedial action, or removal action, as defined in Environmental Law and (d) an “Environmental Condition” means a condition that can cause, contribute to, or otherwise trigger an Environmental Cleanup. Grantor shall not cause or permit the presence, use, disposal, storage, or release of any Hazardous Substances, or threaten to release any Hazardous Substances, on or in the Property. Grantor shall not do, nor allow anyone else to do, anything

5

affecting the Property (a) that is in violation of any Environmental Law, (b) which creates an Environmental Condition, or (c) which, due to the presence, use, or release of a Hazardous Substance, creates a condition that adversely affects the value of the Property. The preceding two sentences shall not apply to the presence, use, or storage on the Property of small quantities of Hazardous Substances that are generally recognized to be appropriate uses in the ordinary course of Grantor’s business and to maintenance of the Property (including, but not limited to, hazardous substances in consumer products).

Grantor shall promptly give Lender written notice of (a) any investigation, claim, demand, lawsuit or other action by any governmental or regulatory agency or private party involving the Property and any Hazardous Substance or Environmental Law of which Grantor has actual knowledge, (b) any Environmental Condition, including but not limited to, any spilling, leaking, discharge, release or threat of release of any Hazardous Substance, and (c) any condition caused by the presence, use or release of a Hazardous Substance which adversely affects the value of the Property. If Grantor learns, or is notified by any governmental or regulatory authority, or any private party, that any removal or other remediation of any Hazardous Substance affecting the Property is necessary, Grantor shall promptly take all required remedial actions in accordance with Environmental Law. Nothing herein shall create any obligation on Lender for an Environmental Cleanup.

NON-UNIFORM COVENANTS. Grantor and Lender further covenant and agree as follows:

10. Remedies. Lender shall give notice to Grantor upon Grantor’s breach of any covenant or agreement in this Security Instrument. The notice shall specify: (a) the default; (b) the action required to cure the default; and (c) a date, not less than 30 days from the date the notice is given to Grantor, by which the default must be cured. The notice shall further inform Grantor of the right to reinstate after default and the right to bring the non-existence of a default or any other defense of Grantor. As to any default by Borrower other than its failure to deliver the Minimum Supply of Product to Lender under the Secured Obligation, Lender shall be entitled to the remedies provided for in the other paragraphs of this Mortgage. As to a default by Borrower in its obligation to deliver the Minimum Supply of Product to Lender under the Secured Obligation, if such default is not cured on or before the date specified in the notice, Lender is hereby granted an easement and license to enter on and occupy that portion of the Land as is reasonably required, for a period of time not to exceed twelve (12) months from the date of such default, for the sole purpose of removing the Secured Sand from the Land, in accordance with all laws and regulations and by use of a commercially reasonable method. In such event, Lender shall also be entitled to entry of a money judgment against Borrower for collect its reasonable expenses in removing the Secured Sand from the Land and its all expenses incurred in pursuing the remedies provided in this Section 10, including, but not limited to, Reasonable Attorneys’ Fees and costs of title evidence incurred therewith, if any. The remedy described in this paragraph shall be Lender’s sole and exclusive remedy under this Security Instrument for Borrower’s default is its failure to deliver the Minimum Supply of Product to Lender under the Secured Obligation. In no event may Lender foreclose this Mortgage as provided in Chapter 846, Wis. Stats..

11. Release. Upon satisfaction of the Secured Obligation, Lender shall release this Security Instrument. Grantor shall pay any recordation costs. Lender may charge Grantor a fee for releasing this Security Instrument, but only if the fee is paid to a third party for services rendered and the charging of the fee is permitted under Applicable Law.

6

12. Attorneys’ Fees. If this Security Instrument is subject to Chapter 428 of the Wisconsin Statutes, “Reasonable Attorneys’ Fees” shall mean only those attorneys’ fees allowed by that Chapter.

[Remainder of Page Intentionally Left Blank]

7

IN WITNESS WHEREOF, the Grantor has executed this Security Instrument as of the date set forth below.

Hi-Crush Chambers LLC

By:
Name:	DATE
Title:

STATE OF WISCONSIN, Monroe County ss:

The foregoing instrument was acknowledged before me this

by                                                                                                                                                                    .

Notary Public, State of
My Commission Expires:

(Seal)	This instrument was prepared by Mason H. Drake, Esq. c/o Greenberg Traurig, LLP 77 W. Wacker, Suite 2400 Chicago, IL 60601

EXHIBIT A

DESCRIPTION OF THE LAND

Southwest Quarter (SW  1/4) of the Southwest Quarter (SW  1/4) of Section Eight (8), Township 18 North, Range 1 East, Town of Byron, Monroe County, Wisconsin.

ANNEX 2

UCC-1 Financing Statements

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional] Christopher E. Rechlicz (414) 298-8368
B. SEND ACKNOWLEDGEMENT TO: (Name and Address)

Christopher E. Rechlicz
Reinhart Boerner Van Deuren s.c.
1000 North Water Street, Suite 1700
Milwaukee, WI 53202	THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME – insert only one debtor name (1a or 1b) – do not abbreviate or combine names

OR	1a.ORGANIZATION’S NAME
	Hi-Crush Operating LLC
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS
Three Riverway, Suite 1550			CITY	STATE	POSTAL CODE	COUNTRY
			Houston	TX	77056	USA
1d.TAX ID#: SSN OR EIN*	ADD’L INFO RE ORGANIZATION DEBTOR	1e.TYPE OF ORGANIZATION Limited liability company	1f.JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID#, if any
			Delaware	4893957		☐ NONE

2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME – insert only one debtor name (2a or 2b) – do not abbreviate or combine names

OR	2a.ORGANIZATION’S NAME
	Hi-Crush Chambers LLC
	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS
Three Riverway, Suite 1550			CITY	STATE	POSTAL CODE	COUNTRY
			Houston	TX	77056	USA
2d.TAX ID#: SSN OR EIN*	ADD’L INFO RE ORGANIZATION DEBTOR	2e.TYPE OF ORGANIZATION Limited liability company	2f.JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID#, if any
			Delaware	4893956		☐ NONE

3. SECURED PARTY'S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) – insert only one secured party name (3a or 3b)

OR	3a.ORGANIZATION’S NAME

3b. INDIVIDUAL’S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY

4. This FINANCING STATEMENT covers the following collateral:

All of Debtor’s right, title and interest in and to the following inventory, minerals, and as-extracted collateral: 600,000 tons of unmined or unprocessed sand, specifically the Secured Sand (as defined in that certain Supply Agreement dated as of January     , 2011 by and between Debtor and Secured Party (the “Supply Agreement”)) and all proceeds and products of the foregoing (provided that the foregoing security interest shall apply to only 300,000 tons of such sand following Debtor’s delivery to Secured Party of 100% of the Minimum Supply of Product for the first Contract Year, as each such term is defined in the Supply Agreement).

5. ALTERNATIVE DESIGNATION [if applicable]:	☐ LESSEE/LESSOR	☐ CONSIGNEE/CONSIGNOR	☐ BAILEE/BAILOR	☒ SELLER/BUYER	☐ AG. LIEN	☐ NON-UCC FILING

6. ☐ This FINANCING STATEMENT is to be filed [for record](or recorded) in the REAL	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s)
ESTATE RECORDS. Attach addendum [if applicable]	[ADDITIONAL FEE] [optional] ☐ All Debtors ☐ Debtor 1 ☐ Debtor 2

8.	OPTIONAL FILER REFERENCE DATA

00590/CER 072127/0001                     file with the Delaware Secretary of State

NATIONAL UCC FINANCING STATEMENT (FORM UCC1) (REV. 07/29/98)

* An individual’s social security number is not required to be placed on the form in Wisconsin. (See instructions.)	Distributedby FIPCO®

REINHART\5517209
CHI 60,587,681v3 1-9-11 CHI 60,651,640v2 1-10-11

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional] Christopher E. Rechlicz (414) 298-8368
B. SEND ACKNOWLEDGEMENT TO: (Name and Address)
Christopher E. Rechlicz
Reinhart Boerner Van Deuren s.c.
1000 North Water Street, Suite 1700
Milwaukee, WI 53202	THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME – insert only one debtor name (1a or 1b) – do not abbreviate or combine names

OR	1a.ORGANIZATION’S NAME
	Hi-Crush Operating LLC
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS
Three Riverway, Suite 1550			CITY	STATE	POSTAL CODE	COUNTRY
			Houston	TX	77056	USA
1d. TAX ID#: SSN OR EIN*	ADD’L INFO RE ORGANIZATION DEBTOR	1e.TYPE OF ORGANIZATION Limited liability company	1f.JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID#, if any
			Delaware	4893957		☐ NONE

2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME – insert only one debtor name (2a or 2b) – do not abbreviate or combine names

OR	2a. ORGANIZATION’S NAME
	Hi-Crush Chambers LLC
	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX

2c. MAILING ADDRESS
Three Riverway, Suite 1550			CITY	STATE	POSTAL CODE	COUNTRY
			Houston	TX	77056	USA
2d. TAX ID#: SSN OR EIN*	ADD’L INFO RE ORGANIZATION DEBTOR	2e.TYPE OF ORGANIZATION Limited liability company	2f.JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID#, if any
			Delaware	4893956		☐ NONE

3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) – insert only one secured party name (3a or 3b)

OR	3a. ORGANIZATION’S NAME

3b. INDIVIDUAL’S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY

4. This FINANCING STATEMENT covers the following collateral:

All of Debtor’s right, title and interest in and to the following inventory, minerals and as-extracted collateral: 600,000 tons of unmined or unprocessed sand, specifically the Secured Sand (as defined in that certain Supply Agreement dated as of January            , 2011 by and between Debtor and Secured Party (the “Supply Agreement”)) and all proceeds and products of the foregoing (provided that the foregoing security interest shall apply to only 300,000 tons of such sand following Debtor’s delivery to Secured Party of 100% of the Minimum Supply of Product for the first Contract Year, as each such term is defined in the Supply Agreement).

5. ALTERNATIVE DESIGNATION [if applicable]:	☐ LESSEE/LESSOR	☐ CONSIGNEE/CONSIGNOR	☐ BAILEE/BAILOR	☒ SELLER/BUYER	☐ AG. LIEN	☐ NON-UCC FILING

6. ☒ This FINANCING STATEMENT is to be filed [for record](or recorded) in the REAL	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s)
ESTATE RECORDS. Attach addendum [if applicable]	[ADDITIONAL FEE] [optional] ☐ All Debtors ☐ Debtor 1 ☐ Debtor 2

8.	OPTIONAL FILER REFERENCE DATA

00590/CER 072127/0001                     file with the Recorder’s Office of Monroe County, Wisconsin

NATIONAL UCC FINANCING STATEMENT (FORM UCC1) (REV. 07/29/98)

* An individual’s social security number is not required to be placed on the form in Wisconsin. (See instructions.)	Distributed by FIPCO®

REINHART\5517212
CHI 60,587,677v3 1-9-11 CHI 60,651,630v2 1-10-11

UCC FINANCING STATEMENT ADDENDUM

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

9. NAME OF FIRST DEBTOR (1a or 1b) ON RELATED FINANCING STATEMENT Hi-Crush Operating LLC
OR	9a. ORGANIZATION’S NAME Hi-Crush Operating LLC
	9b. INDIVIDUAL’S LAST NAME	FIRST NAME	MIDDLE NAME, SUFFIX
10. MISCELLANEOUS

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

11.	ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME—insert only one name (11a or 11b)—do not abbreviate or combine names

OR	11a.ORGANIZATION'S NAME
	Hi-Crush Chambers LLC
	11b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
11c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
Three Riverway, Suite 1550			Houston	TX	77056	USA
11d.TAX ID#: SSN OR EIN	ADD’L INFO RE ORGANIZATION DEBTOR	11e.TYPE OF ORGANIZATION Limited liability company	11f.JURISDICTION OF ORGANIZATION	11g. ORGANIZATIONAL ID#, if any
			Delaware	4893956		☐ NONE

12.    ☐ ADDITIONAL SECURED PARTY’S or    ☐ ASSIGNOR S/P’S NAME—insert only one name (12a or 12b)

OR	12a.ORGANIZATION’S NAME

12b. INDIVIDUAL’S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
12c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY

13. This FINANCING STATEMENT covers ☐ timber to be cut or ☒ as-extracted collateral, or is filed as a ☐ fixture filing.	16. Additional collateral description:
14. Description of real estate:
Southwest Quarter (SW 1/4) of the Southwest Quarter (SW 1/4) of Section Eight (8), Township 18 North, Range 1 East, Town of Byron, Monroe County, Wisconsin.

15. Name and address of a RECORD OWNER of above-described real estate (if Debtor does not have a record interest):	17. Check only if applicable and check only one box. Debtor is a ☐ Trust or ☐ Trustee acting with respect to property held in trust or ☐ Decedent’s Estate
Hi-Crush Chambers LLC, Three Riverway, Suite 1550, Houston, TX 77056

18. Check only if applicable and check only one box

☐      Debtor is a TRANSMITTING UTILITY

☐      Filed in connection with a Manufactured-Home Transaction — effective 30 years

☐      Filed in connection with a Public-Finance Transaction — effective 30 years

FILING OFFICE COPY — NATIONAL UCC FINANCING STATEMENT ADDENDUM (FORM UCC1Ad)(REV.07/29/98)	Distributed by FIPCO®

REINHART\5517212
CHI 60,587,677v3 1-9-11 CHI 60,651,630v2 1-10-11